Exhibit 99.2

SITA LABORATORIES, INC.

Financial Statements

December 31, 2016 (Audited) and December 31, 2017 (Audited)

(With Independent Auditors’ Report Thereon)

SITA LABORATORIES, INC.

Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders

SITA Laboratories, Inc.

We have audited the accompanying financial statements of SITA Laboratories, Inc. d/b/a Callcap (a Delaware corporation), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of earnings, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SITA Laboratories, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Wichita, Kansas

May 23, 2018

FINANCIAL STATEMENTS

SITA LABORATORIES, INC.

Balance Sheets

(Audited)

	As of December 31,
	2016	2017
Assets
Current assets:
Cash	$136,325	$197,391
Accounts receivable, net	137,067	265,690
Unbilled accounts receivable	671,991	655,075
Prepaid expenses and other	13,875	13,435
Total current assets	959,258	1,131,591
Property and equipment, net	131,298	100,658
Total assets	$1,090,556	$1,232,249
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$228,455	$212,142
Deferred revenue	8,154	6,959
Line of credit	—	100,000
Current maturities of capital lease obligations	29,592	11,289
Total current liabilities	266,201	330,390
Long-term liabilities:
Capital lease obligations, net of current maturities	15,196	3,907
Note payable to stockholder	813,386	813,386
Total liabilities	1,094,783	1,147,683
Stockholders' equity (deficit):
Common stock - Class A, no par value; 10,000,000 shares authorized, 1,476,100 issued and outstanding at December 31, 2016 and 2017	—	—
Common stock - Class B, no par value; 10,000,000 shares authorized, 459,053 issued and outstanding at December 31, 2016 and 2017	1,612,000	1,612,000
Additional paid-in capital	68,746	68,746
Note receivable from officer	(1,612,000)	(1,612,000)
Accumulated earnings (deficit)	(72,973)	15,820
Total stockholders' equity (deficit)	(4,227)	84,566
Total liabilities and stockholders' equity (deficit):	$1,090,556	$1,232,249

The accompanying notes are an integral part of these statements.

SITA LABORATORIES, INC.

Statements of Earnings

(Audited)

	Years ended December 31,
	2016	2017

Net sales	$8,168,907	$8,542,182
Cost of sales	1,613,633	2,041,240
Gross profit	6,555,274	6,500,942
Selling, general and administrative expenses	3,518,386	3,696,521
Earnings from operations	3,036,888	2,804,421
Interest income, net	23,652	17,815
Net earnings	$3,060,540	$2,822,236

The accompanying notes are an integral part of these statements.

SITA LABORATORIES, INC.

Statements of Changes in Stockholders’ Equity (Deficit)

(Audited)

For the years ended December 31, 2016 and 2017

	Class A		Class B
	Common Stock		Common Stock
	Number of shares	Amount	Number of shares	Amount	Additional paid-on capital	Note receivable from officer	Accumulated earnings (deficit)	Total
Balance at January 1, 2016	1,476,100	—	459,053	$1,612,000	$68,746	$(1,612,000)	$(48,908)	$19,838
Distributions to stockholders	—	—	—	—	—	—	(3,084,605)	(3,084,605)
Net earnings	—	—	—	—	—	—	3,060,540	3,060,540
Balance at December 31, 2016	1,476,100	—	459,053	$1,612,000	$68,746	$(1,612,000)	$(72,973)	$(4,227)
Distributions to stockholders	—	—	—	—	—	—	(2,733,443)	(2,733,443)
Net earnings	—	—	—	—	—	—	2,822,236	2,822,236
Balance at December 31, 2017	1,476,100	—	459,053	$1,612,000	$68,746	$(1,612,000)	$15,820	$84,566

The accompanying notes are an integral part of these statements.

SITA LABORATORIES, INC.

Statements of Cash Flows

(Audited)

	Years ended December 31,
	2016	2017

Cash flows from operating activities
Net earnings	$3,060,540	$2,822,236
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	43,018	45,571
Change in operating assets and liabilities
Accounts receivable, net	(19,236)	(128,623)
Unbilled accounts receivable	(94,998)	16,916
Prepaid expenses and other	(194)	440
Accounts payable and accrued expenses	27,818	(16,313)
Deferred revenue	1,075	(1,195)
Payable to stockholder	(141,478)	—
Net cash provided by operating activities	2,876,545	2,739,032
Cash flows from investing activities
Purchases of property and equipment	(16,228)	(14,931)
Net cash used in investing activities	(16,228)	(14,931)
Cash flows from financing activities
Line of credit advances	—	112,000
Line of credit repayments	(60,000)	(12,000)
Borrowings from stockholder	250,000	-
Repayments of capital leases	(36,494)	(29,592)
Distributions to stockholders	(3,084,605)	(2,733,443)
Net cash used in financing activities	(2,931,099)	(2,663,035)
Net increase (decrease) in cash	(70,782)	61,066
Cash at beginning of period	207,107	136,325
Cash at end of period	$136,325	$197,391
Supplemental disclosure of cash flow information
Cash paid for interest	$1,305	$635
Noncash investing and financing activities
Equipment acquired under capital lease	$17,725	$—

The accompanying notes are an integral part of these statements.

SITA LABORATORIES, INC.

Notes to Financial Statements

(Audited)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.	Organization, basis of presentation and nature of business

SITA Laboratories, Inc. (the “Company”) was founded in 2001 and provides telephone call tracking and monitoring technologies for call centers. The Company provides products and services for businesses of all sizes that depend on consumer phone calls to drive sales. The Company is an industry-leader in sales opportunity identification, qualification, and reporting. Services include call-tracking, call recording, call measurement, online training, web to ring (Webmatch®), PCI security, and other business analytics. All of the Company’s products improve marketing and sales effectiveness while providing brand protection. Customers realize improved return on advertising investment, increased profitability and enhanced customer service. The Company provides innovative solutions and services that improve organizational performance. The Company also owns and operates the brand Telecapture®, a leading provider of self-service call measurement services in North America.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

2.	Revenue recognition

Revenue consists of payments from customers for pay-for-call tracking, recording and measurement services associated with consumer phone calls typically in a call center environment and for the use of the Company’s call analytics technology.

The Company recognizes revenue, net of discounts and rebates, upon completion of its performance obligation, provided that:  (i) persuasive evidence of an arrangement exists, (ii) the fee arrangement is fixed and determinable and (iii) collectability is reasonably assumed. Payments from customers received in advance for services are recorded as deferred revenue.

3.	Cash

The Company maintains cash balances at financial institutions, which from time to time may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

4.	Accounts receivable

Accounts receivable represents amounts due from customers, net of discounts. Credit is granted in the normal course of business, generally without collateral or any other security, to support amounts due. Accounts outstanding longer than their contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to bad debt expense. There was no allowance for doubtful accounts at December 31, 2017 and 2016.

Unbilled accounts receivable represents recorded revenue that has not yet been billed to customers. The Company typically invoices its customers in the first week of the month for the previous month’s services provided.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

5.	Property and equipment

Property and equipment, including assets recorded under capital leases, are recorded at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated life of the related assets, ranging from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the asset’s estimated useful life. Repair and maintenance expenditures are charged to expense as incurred. Costs of major repairs and maintenance expenditures that extend useful lives of property and equipment are capitalized.

6.	Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to estimated future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

7.	Stock-based compensation

The Company measures all share-based payments to employees, including grants of stock options, based on the grant date fair value of the awards and recognizes these amounts in the statements of earnings over the vesting or service period, as applicable, of the stock award. There was no stock-based compensation in 2017 and 2016.

8.	Advertising costs

Advertising costs are expensed as incurred. Advertising expense incurred was $44,595 and $23,435 in 2017 and 2016, respectively.

9.	Income taxes

Income taxes on earnings of the Company are payable personally by the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code and similar state provisions. Accordingly, no additional provision has been made in the financial statements for federal and state income taxes.

The Company recognizes the tax benefits from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. The Company records interest and penalties on tax assessments as interest expense and operating expense. The Company does not have unrecognized tax benefits or interest and penalties recorded within the financial statements as of December 31, 2017 and 2016.

10.	Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

11.	Recently issued accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The standard will eliminate the transaction and industry specific revenue recognition guidance under current “U.S. GAAP” and replace it with a principle-based approach for determining revenue recognition. The updated standard permits the use of either a full retrospective or retrospective with cumulative effect transition method. In July 2015, the FASB approved a one-year deferral of the effective date. For nonpublic entities, the updated standard is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Early adoption is permitted for private entities. The Company is evaluating the impact of this updated standard on the financial statements.

In February 2016, the FASB issued its new lease accounting guidance in ASU No. 2016-02, Leases. Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (i) a lease liability, which is a lessee’s obligation to make lease payment arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged and lessees will no longer be provided with a source of off-balance sheet financing. This ASU is effective for nonpublic entities beginning on January 1, 2020. Early adoption is permitted. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently evaluating the impact of this updated standard on the financial statements.

In August of 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments which addresses eight cash flow issues with the intent to reduce the diversity of current practice. The issues discussed are as follows:

1) Debt prepayment or debt extinguishment costs

2) Settlement of debt instruments

3) Payment of a contingent consideration liability

4) Cash proceeds from the settlement of insurance claims

5) Cash proceeds from the settlement of corporate-owned life insurance policies

6) Distributions received from equity method investees

7) Cash inflows related to beneficial interests in the securitization of financial assets

8) Cash receipts and payments with characteristics of more than one class of cash flows

The ASU is effective for nonpublic entities for fiscal years beginning after December 15, 2018 with early adoption permissible. The Company is currently evaluating the effect of this new ASU on its results of operations, financial condition, and cash flows.

12.	Subsequent events

The Company has evaluated subsequent events and transactions through May 23, 2018, which represents the date as of which the financial statements were available to be issued. The Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following at December 31:

	2016	2017
Computer Equipment	$321,545	$334,201
Software	16,942	16,942
Furniture & Fixtures	35,662	37,937
Leasehold Improvements	5,689	5,689
Other	15,832	15,832
	$395,670	$410,601
Less: Accumulated depreciation and amortization	(264,372)	(309,943)
Property and equipment, net	$131,298	$100,658

Depreciation and amortization expense totaled $45,571 and $43,018 and is included in selling, general and administrative expenses for the years ended December 31, 2017 and 2016, respectively.

NOTE C - LINE OF CREDIT

In August 2016, the Company entered into a $100,000 credit facility with an original maturity of September 1, 2017. In 2017, the Company amended the credit facility to extend the maturity date to September 1, 2018. The note under the credit facility is due on demand and bears interest at the prime rate plus margin (5.25% and 5% at December 31, 2017 and 2016, respectively). The note is collateralized by substantially all assets of the Company and is personally guaranteed by the Company’s majority stockholder. The Company had balances of $100,000 and $0 outstanding on the line of credit as of December 31, 2017 and 2016, respectively.

The loan agreement, as amended, contains certain covenants as described in the agreement including financial covenants for debt service coverage ratios, debt to EBIDA ratios, net worth and to maintain financial statements presented on a GAAP basis of accounting with audited yearly financial statements due as soon as practicable but in any event by June 30. The Company was in compliance with these covenants at December 31, 2017.

NOTE D - NOTES PAYABLE TO STOCKHOLDERS

The Company had notes payable to stockholders of $813,386 at December 31, 2017 and 2016. During 2016, one of the stockholders acquired the shares of another stockholder (see Note F) and provided the Company with a note payable for $250,000 which was added to the existing note payable balance. The stockholder also personally paid off the note the Company owed another stockholder in full and in return the Company added this balance to the now majority stockholder note payable. An amendment with the majority stockholder was entered into in August 2016 which allows the note to accrue interest at a rate of 1.2% per annum and requires interest-only payments beginning August 2017 until the maturity date of August 2025, at which time the balance is due in full. The Company had interest expense of $9,761 and $3,254 on the notes payable at December 31, 2017 and 2016, respectively.

NOTE E - CAPITAL LEASES

The Company leases certain computer equipment under capital leases. The leased computer equipment is presented as property and equipment on the balance sheets and is included in Note B.

The following is a summary of assets held under capital leases at December 31:

	2016	2017
Computer Equipment	$82,291	$82,291
Less: Accumulated depreciation and amortization	(27,473)	(43,843)
	$54,818	$38,448

Depreciation expense of $16,370 and $22,179 is included in selling, general and administrative expenses for the years ended December 31, 2017 and 2016, respectively.

Future minimum lease payments under capital leases and the aggregate present value of the net minimum lease payments at December 31, 2017 are as follows:

Year ending December 31, 2018	$12,029
Year ending December 31, 2019	4,168
Total minimum lease payments	16,197
Less amount representing interest	(1,001)
Present value of minimum lease payments	15,196
Less current maturities	(11,289)
Long-term capital lease obligations	$3,907

NOTE F - STOCKHOLDERS’ EQUITY

The authorized capital stock of the Company consists of:

•	10,000,000 shares, no par value, of Class A common stock of which 1,476,100 were issued and outstanding at December 31, 2017 and 2016.
•	10,000,000 shares, no par value, of Class B nonvoting common stock of which 459,053 were issued and outstanding at December 31, 2017 and 2016.

In case of a specific event (as defined), the Company has the right, but not the obligation to repurchase all of the Class B stock at a purchase price equal to the fair value as determined by the governing board.

Except with respect to voting rights, the Class A and Class B shares have identical rights. In the event of the Company’s liquidation or dissolution, the common stockholders are entitled to share ratably in all assets remaining after payment of all debts and other liabilities. The common stockholders have no preemptive, subscription, redemption or conversion rights.

In January 2013, the Company issued 100,000 shares of Class B common stock to an officer for a unit price of $16.12 per share. The stock immediately vested on the date of the grant. The acquisition of the shares was financed with a promissory note for $1,612,000, refer to Note I. The shares are pledged as collateral until settlement of the promissory note with full payment of principal and interest.

In August 2016, one of the stockholders purchased all shares consisting of 738,050 voting Class A shares and 179,526 non-voting Class B shares from the other stockholder’s estate for total consideration of $11,000,000. Upon purchase of the shares, the stockholder owns 100% of the outstanding Class A shares and became the majority stockholder. The stockholder financed a portion of the transaction via a personal loan for which the Company serves as a guarantor. See Note J for further discussion of the guarantee.

Effective January 1, 2017, two stockholders entered into a stock purchase agreement in which the majority stockholder sold 267,679 shares of Class B stock to another stockholder for total consideration of $2,800,000. Total outstanding shares of the Company did not change as a result of this transaction.

NOTE G - OPERATING LEASES

The Company leased its office facilities under operating lease agreements that have all expired as of December 31, 2017. These office facilities are now leased under a month-to-month arrangement with the lessor.

During 2017, the Company terminated one of the operating lease agreements and was assessed an early termination fee of $38,400 payable over 16 months. The termination fee is included in selling, general and administrative expenses in the statements of earnings and the remaining payable of $16,800 at December 31, 2017 is included in accounts payable and accrued expenses.

The Company recognizes rent expense under such agreements on a straight-line basis over the lease term with any lease incentive amortized as a reduction of rent expense over the lease term.

Rent expense incurred by the Company was approximately $170,000 for the years ended December 31, 2017 and 2016.

NOTE H - MAJOR CUSTOMERS

Accounts receivable from two customers represented 19% and 13% of accounts receivable and unbilled accounts receivable for the year ended December 31, 2017. The net sales from the two customers represented 18% and 4% of net sales for the year ended December 31, 2017.

Accounts receivable from one customer represented 21% of accounts receivable and unbilled accounts receivable for the year ended December 31, 2016. The net sales from the one customer represented 13% of net sales for the year ended December 31, 2016.

NOTE I - RELATED PARTY TRANSACTIONS

Management fees

In 2009 the Company entered into management services agreements with the two Class A stockholders. The Company incurred management fees expenses of approximately $110,000 and $250,000 during the years ended December 31, 2017 and 2016, respectively, and is included in selling, general and administrative expenses in the statements of earnings.

Note receivable from officer

In January 2013 an officer signed a promissory note totaling $1,612,000 in connection with the issuance of 100,000 shares of Class B common stock. The note bears interest at a fixed rate of 1.75% and matures in January 2022. The interest is payable monthly and the note is payable in full at the maturity date. The officer can prepay any amount before the maturity date without penalty. The note is secured by the 100,000 shares of Class B common stock and is recorded within equity. Interest income recognized on the note receivable was $28,210 for the years ended December 31, 2017 and 2016.

Notes payable

The Company has notes payable to the majority stockholder, refer to Note D.

Payable to stockholder

The Company owed a stockholder approximately $48,000 in management fees and $93,000 in distributions at December 31, 2015. This amount was presented as payable to stockholder within the balance sheets and was represented by held checks at December 31, 2015. These amounts were fully paid during 2016.

NOTE J - COMMITMENTS

On August 30, 2016, the majority stockholder entered into a loan agreement with a bank for $6,700,000 in which the Company is guarantor. The loan was utilized to purchase the outstanding shares from the estate of the other stockholder. The loan, as amended, has a maturity date of December 1, 2025 with monthly principal and interest payments of $76,515. The outstanding balance of the loan was $5,750,257 and $6,505,925 as of December 31, 2017 and 2016, respectively.

The Company is liable for the full unpaid balance at any time in which the loan enters default. An event of default includes the failure to make scheduled payments or the failure to meet covenants. The loan includes covenants requiring the Company to maintain their primary deposit and operating accounts with the bank, maintain a net worth greater than or equal to $0, measured at December 31 annually and to maintain financial statements presented on a GAAP basis of accounting with audited yearly financial statements due as soon as practicable but in any event by June 30. The majority stockholder is required to maintain a debt service coverage ratio of 1.3 to 1.0 which is dependent on the Company’s earnings before interest, depreciation and amortization and is measured annually. The secured collateral pledged by the Company includes all business assets, along with all telephone numbers now owned or hereinafter acquired by the Company.